                                                                   EXHIBIT 10.47

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT


               The following provisions are hereby incorporated into, and are hereby made a part of, each Stock Option Agreement (the "Option Agreement") by and between The Cerplex Group, Inc. (the "Corporation") and __________________________________ ("Optionee") evidencing the stock option (the
"Option") granted to Optionee under the terms of the Corporation's Restated 1993 Stock Option/Stock Issuance Plan, as amended, and such provisions shall be effective immediately. All capitalized terms used in this Addendum, to the extent not otherwise specifically defined herein, shall have the meanings assigned to such terms in the Option Agreement.


                             ACCELERATION OF OPTION
                    IN CONNECTION WITH CORPORATE TRANSACTION

               1. Immediately prior to the effective date of a Corporate Transaction or, if earlier, upon Optionee's involuntary dismissal or discharge by the Corporation (for reason other than Misconduct) following the execution of the definitive acquisition agreement executed in connection with the Corporate Transaction, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares. The Option shall remain so exercisable until the earlier of (i) the Expiration Date of the option term (or sooner termination upon Optionee's cessation of Service) or (ii) if the Option is not to be assumed or replaced in connection with the Corporate Transaction, the effective date of the Corporate Transaction.

               2. For purposes of this Addendum, Misconduct shall mean (i) Optionee's commission during the course of his or her employment of any dishonest or fraudulent act; (ii) Optionee's conviction of a felony, whether or not committed in the course of employment; or (iii) the willful and knowing disclosure by the Optionee of any trade secrets or confidential information of the Corporation to persons not authorized to receive such confidential information.

               3. The provisions of Paragraph 1 of this Addendum shall govern the acceleration of the Option in connection with a Corporate Transaction or upon an involuntary dismissal or discharge following execution of the definitive acquisition agreement and shall supersede any provisions to the contrary in the Option Agreement or the Plan.

               IN WITNESS WHEREOF, The Cerplex Group, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.


                                                   THE CERPLEX GROUP, INC.



                                                   By
                                                      --------------------------
                                                   Title
                                                         -----------------------


EFFECTIVE DATE:               , 199
                --------------     --



                                       2.